UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into of a Material Definitive Agreement.

(i) Securities Purchase Agreements and Convertible Notes

On May 21, 2026, Polar Power, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “CFI SPA”) with CFI Capital LLC (“CFI”). Pursuant to the CFI SPA, on May 21, 2026 (the “Issue Date”), the Company issued to CFI a 6% convertible redeemable note in the aggregate principal amount of $600,000 (the “CFI Note”). The purchase price of the CFI Note was $546,000, and the Company received net proceeds of $500,000, after deducting $10,000 to cover CFI’s legal fees and a $36,000 payment to Craft Capital Management, LLC (“Craft”) as a broker/placement agent fee. The CFI Note has an interest rate of 6% per annum, and the maturity date is 12 months from the Issue Date.

On or following six months from the Issue Date, CFI has the right to convert the outstanding and unpaid principal amount and interest into the Company’s shares of common stock, $0.0001 par value per share (the “Common Stock”). The conversion price equals 80% of the lowest daily VWAP of the Company’s Common Stock for the last 10 trading days prior to conversion; provided, that if the Company is delisted from NASDAQ, then the conversion discount shall increase to 65% of the lowest trading price and the lookback shall be for the last 20 trading days. The Company granted to CFI piggy-back registration rights for the shares of Common Stock issuable upon conversion of the CFI Note. The Company has instructed its transfer agent to reserve 1,206,434 shares of Common Stock for the conversion.

The CFI SPA and CFI Note also contain other customary terms and conditions.

On May 21, 2026, the Company entered into a Securities Purchase Agreement (the “Monroe SPA”) with Monroe Street Capital Partners, LP (“Monroe”). Pursuant to the Monroe SPA, on May 21, 2026 (the “Issue Date”), the Company issued to Monroe a 6% convertible redeemable note in the aggregate principal amount of $370,600 (the “Monroe Note”). The purchase price of the Monroe Note was $340,000, and the Company received net proceeds of $307,100, after deducting $12,500 to cover Monroe’s legal fees and a $20,400 payment to Craft. The Monroe Note has an interest rate of 6% per annum, and the maturity date is 12 months from the Issue Date.

On or following six months from the Issue Date, Monroe has the right to convert the outstanding and unpaid principal amount and interest into the Company’s shares of Common Stock. The conversion price equals to 80% of the lowest daily VWAP of the Company’s Common Stock for the last 10 trading days prior to conversion; provided, that if the Company is delisted from NASDAQ, then the conversion discount shall increase to 65% of the lowest trading price and the lookback shall be for the last 20 trading days. The Company granted to Monroe piggy-back registration rights for the shares of Common Stock issuable upon conversion of the Monroe Note. The Company has instructed its transfer agent to reserve 1,000,000 shares of Common Stock for the conversion.

The Monroe SPA and Monroe Note also contain other customary terms and conditions.

On May 21, 2026, the Company, CFI and Monroe entered into a Side Letter Relating to Note Issuance (the “Side Letter”), pursuant to which the Company shall, within 60 calendar days after May 21, 2026, obtain a shareholder approval to effectuate the transactions contemplated by the CFI SPA, CFI Note, Monroe SPA and Monroe Note, including but not limited to the issuance of Common Stock upon the conversion of these agreements and notes in excess of 19.99% of the issued and outstanding Common Stock on the closing date (the “Exchange Cap”). Until the Company has obtained the shareholder approval, the number of shares of Common Stock that the Company issues to CFI and Monroe, in the aggregate, pursuant to the CFI SPA and Monroe SPA or upon conversion of the CFI Note and Monroe Note, shall not exceed the Exchange Cap.

(ii) Restructuring, Implementation and Management Services Agreement

On May 21, 2026, the Company also signed a Restructuring, Implementation and Management Services Agreement (the “Services Agreement”) with Mammoth Crest Capital, LLC. (“MCC”), effective as of May 19, 2026. Pursuant to the Services Agreement, MCC shall lead, manage, drive and implement the operational, organizational, governance, financial and capital-structure initiatives described in the Scope of Work attached to the Services Agreement. No later than 30 days following May 19, 2026, the effective date of the Services Agreement, the Company shall cause its board of directors (the “Board”) to consist of seven directors, and appoint Barrett Evans and Michael Hill as directors who are designated by MCC. Arthur D. Sams will remain as the chairman of the Board and Michael Fields will remain on the Board. MCC shall, in consultation with the Company’s Chief Executive Officer, propose candidates to fill the remaining Board seats.

In consideration, the Company shall pay to MCC $500,000 in two installments: (a) $100,000 on the Effective Date as a non-refundable retainer; and (b) $400,000 (the “Balance”) upon MCC’s delivery of the Deliverables and Milestones as defined by the Services Agreement. MCC agrees to defer collection of the Balance until the Company has consummated debt or equity financing(s) yielding aggregate gross proceeds to the Company of at $5,000,000. Commencing on the first day of the calendar month immediately after MCC’s delivery of the Deliverables and Milestones, the Company shall pay to MCC a monthly cash retainer of $25,000.

On the Effective Date, the Company shall issue to MCC (or its designee) a number of shares of the Company’s Common Stock (the “Shares”) such that, after giving effect to the issuance of the Shares, the Shares represent 4.5% of the issued and outstanding shares of common stock of the Company on the Effective Date. The Company shall include the Shares for resale registration in the next registration statement filed by the Company (other than a registration statement on Form S-4 or S-8 or in respect of a primary offering by the Company that excludes selling stockholders).

The Services Agreement has a 12-month term beginning from the effective date, unless terminated earlier (the “Initial Term”). Upon expiration of the Initial Term, the term shall be renewed and extended automatically for additional, consecutive periods of three months each.

The Services Agreement also contains other customary terms and conditions.

The Company has not registered under the Securities Act of 1933 (the “Act”) the issuance of the CFI Note, the Monroe Note, the shares of Common Stock underlying the notes, or the Shares being issued under the Services Agreement. The issuances were made under exemptions from registration provided by Section 4(a)(2) of the Act. The issuances did not involve any public offering; no general solicitation or general advertising was used in connection with the issuances.

These descriptions of the CFI SPA, CFI Note, Monroe SPA, Monroe Note, Side Letter and Services Agreement do not purport to be complete and are qualified in their entirety by reference to these agreements and notes, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

(iii) Settlement Agreement

As previously disclosed, on May 11, 2026, the Company entered into a Settlement Agreement with the landlords for each of its headquarters facility and its warehouse facility that became effective as of May 7, 2026, and on May 19, 2026, the landlord for the Company’s headquarters facility evicted the Company from that facility. On May 22, 2026, the Company entered into a new Settlement Agreement (the “New Settlement Agreement”) with the landlords for each of its headquarters facility and its warehouse facility. Pursuant to this agreement, the Company paid the landlords a combined total of $755,000 and regained access to its headquarters facility on May 22, 2026. This New Settlement Agreement also provides that if the Company pays the sum of $55,000 on May 1, 2027 and June 1, 2027, and $92,388 per month from July 1, 2026 through April 1, 2027 for the headquarters facility, the landlord shall not seek to evict the Company from the headquarters facility through June 30, 2027. Regarding the warehouse facility, the Company continued its agreement to vacate the facility by August 31, 2026 and leave the premises in the condition required by the relevant lease agreement; in exchange, the landlord agreed to waive rents for the months of June, July, and August 2026. Each landlord reserved the right to charge for any waived rents or continue with eviction action should the Company fail to meet the requirements listed in the New Settlement Agreement. The Company also may have to pay liquidated damages if it fails to vacate the properties in the event either or both landlords decide to exercise their rights for eviction.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on May 13, 2026, the Company entered into a Revolving Loan Agreement (the “Loan Agreement”) with Stone Brothers Capital (the “Lender”). On May 18, 2026, the Company sent a written termination notice to the Lender to terminate the Loan Agreement. The termination is effective after five business days. The Lender has not made any loans to the Company as of May 18, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 21, 2026, the Company entered into the CFI SPA, CFI Note, Monroe SPA and Monroe Note, as described in Item 1.01 above and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on May 14, 2026, Keith Albrecht and Katherine Koster, two of the Company’s independent directors, resigned as members of the Board of the Company, effective May 19, 2026. On May 18, 2026, Keith Albrecht rescinded his resignation as a director, and the Board approved the rescinding of Keith Albrecht’s resignation, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated May 21, 2026 by and between Polar Power, Inc. and CFI Capital LLC
10.2	Promissory Note issued by Polar Power, Inc. to CFI Capital LLC, dated May 21, 2026
10.3	Securities Purchase Agreement dated May 21, 2026 by and between Polar Power, Inc. and Monroe Street Capital Partners, LP
10.4	Promissory Note issued by Polar Power, Inc. to Monroe Street Capital Partners, LP, dated May 21, 2026
10.5	Side Letter Relating to Note Issuance by and among Polar Power, Inc., CFI Capital LLC and Monroe Street Capital Partners, LP, dated May 21, 2026
10.6	Restructuring, Implementation and Management Services Agreement effective as of May 19, 2026 by and between Polar Power, Inc. and Mammoth Crest Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2026

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams President, Chief Executive Officer and Secretary